Exhibit 99.1
Contact:
Bob Newell
Vice President, Finance and Chief Financial Officer
(650) 331-7133
investors@cardica.com
CARDICA ANNOUNCES FISCAL 2011 FIRST QUARTER FINANCIAL RESULTS
REDWOOD CITY, Calif. — November 11, 2010 — Cardica, Inc. (Nasdaq: CRDC) today announced financial results for its fiscal first quarter ended September 30, 2010. Cardica’s management will host a conference call at 4:30 p.m. Eastern Time today to discuss the financial results and provide an update on the company’s business.
“In the third quarter, we recorded $9 million in license revenue from our license agreement with Intuitive Surgical. In addition, the Microcutter ES8 performed well in animal testing, and we remain on track with our plans to selectively launch this device late in the first half of 2011, subject to FDA clearance under a 510(k) process,” said Bernard A. Hausen, M.D., Ph.D., president and chief executive officer of Cardica.
“We continue to report consistent sales of our cardiac products of approximately $1 million per quarter driven by leading cardiothoracic surgeons around the country who continue to use our automated anastomosis systems to innovate minimally-invasive bypass procedures,” continued Dr. Hausen.
Recent Highlights and Accomplishments
•	Increased cumulative worldwide shipments of PAS-Port® Proximal Anastomosis Systems to over 20,500 units, with 1,134 units shipped in the fiscal 2011 first quarter;

•	Increased cumulative worldwide shipments of C-Port® Distal Anastomosis Systems to over 11,000 units, with 416 units shipped in the fiscal 2011 first quarter;

•	Announced the publication of a five-year study demonstrating the safety and efficacy of Cardica’s PAS-Port system in the peer-reviewed journal Annals of Thoracic Surgery;

•	Reported that the C-Port and PAS-Port systems were featured at the Advances in Robotic and Hybrid Coronary Revascularization Meeting in Atlanta, GA;

•	Reported that Dr. Mahesh Ramchandani of Methodist DeBakey Heart Center in Texas is innovating minimally-invasive cardiac surgery/coronary artery bypass graft (MICS CABG) using Cardica’s C-Port and PAS-Port systems; and,

•	Achieved good results in animal testing for the Microcutter ES8.
Fiscal 2011 First Quarter ended September 30, 2010 Financial Results
Total product sales were approximately $1.0 million for the fiscal 2011 first quarter compared to $0.8 million for the same period of fiscal 2010. Total net revenue was approximately $10.0 million for the fiscal 2011 first quarter compared to $0.9 million for the fiscal 2010 first quarter. Total revenue for the fiscal 2011 first quarter included $9.0 million related to the agreement with Intuitive Surgical for a royalty-bearing license to Cardica’s stapling, cutting and clip appliers for the field of robotics. Cost of product sales was approximately $0.9 million for the fiscal 2011 first quarter compared to $0.8 million in the same period of fiscal 2010.
Research and development expenses were approximately $1.4 million for the fiscal 2011 first quarter compared to $1.1 million for the fiscal 2010 first quarter. Selling, general and administrative expenses for the fiscal 2011 first quarter were approximately $1.5 million compared to $1.6 million for the comparable quarter of fiscal 2010.

The net income for the fiscal 2011 first quarter was approximately $6.2 million, or $0.24 per diluted share, compared with a net loss of approximately $2.7 million, or $0.17 per share, for the fiscal 2010 first quarter.
Cash and cash equivalents at September 30, 2010 were approximately $14.9 million compared with $6.6 million at June 30, 2010. As of September 30, 2010, there were approximately 25.3 million shares of common stock outstanding.
Conference Call Details
To access the live conference call today at 4:30 p.m. Eastern Time via phone, please dial 866-804-6925 from the United States and Canada or 857-350-1671 internationally. The conference ID is 85966701. Please dial in approximately 10 minutes prior to the start of the call. A telephone replay will be available beginning approximately two hours after the call through November 18, 2010, and may be accessed by dialing 888-286-8010 from the United States and Canada or 617-801-6888 internationally. The replay passcode is 60495512.
To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s website at www.cardica.com. Please connect to the website at least 15 minutes prior to the presentation to allow for any necessary software downloads.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com, a password-protected event management site.
About Cardica
Cardica designs and manufactures proprietary stapling and anastomotic devices for cardiac and endoscopic surgical procedures. Cardica’s technology portfolio is intended to minimize operating time and enable minimally-invasive and robot-assisted surgeries. Cardica manufactures and markets its automated anastomosis systems, the C-Port® Distal Anastomosis Systems and PAS-Port® Proximal Anastomosis System, for coronary artery bypass graft (CABG) surgery and has shipped over 31,000 units throughout the world. In addition, the company is developing the Cardica Microcutter ES8, a true multi-fire endoscopic stapling device designed to be used in a variety of procedures, including bariatric, thoracic and general surgery. The Cardica Microcutter ES8 requires regulatory clearance through the 510(k) or other process with the U.S. Food & Drug Administration and is not yet commercially available.
Forward-Looking Statements
This press release contains “forward-looking” statements, including all statements regarding the future development, regulatory approval, and commercial launch of the Cardica Microcutter ES8 and Cardica’s expectations regarding future use and sales of its automated anastomosis products. Any statements contained in this press release that are not historical facts may be deemed to be forward-looking statements. The words “on track,” “plans” “subject to” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Cardica’s results to differ materially from those indicated by these forward-looking statements, including that Cardica may not be successful in its efforts to develop the Cardica Microcutter ES8 and expand its product portfolio; that the Cardica Microcutter ES8 may not be subject to a 510(k) rather than longer Premarket Approval application process or otherwise may not obtain regulatory approval on Cardica’s anticipated timeline, if at all; that Cardica’s current and any future products may never gain any significant degree of market acceptance; that any future Cardica products face development, regulatory, reimbursement and manufacturing risks; that Cardica’s intellectual property rights may not provide adequate protection; that Cardica’s sales, marketing and distribution strategy and capabilities may not be sufficient or successful; and that general business and economic conditions may impair Cardica’s ability to market and develop products, as well as other risks detailed from time to time in Cardica’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. Cardica expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. You are encouraged to read Cardica’s reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov.
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Cardica, Inc.
Statements of Operations
(amounts in thousands except per share amounts)

	Three months ended
	September 30,
	2010	2009
	(unaudited)
Revenue
Product sales, net	$995	$817
License and development revenue	9,025	105
Royalty revenue	22	25

Total	10,042	947

Operating costs and expenses
Cost of product sales	944	840
Research and development	1,375	1,143
Selling, general and administrative	1,495	1,604

Total operating costs and expenses	3,814	3,587

Income (loss) from operations	6,228	(2,640)
Interest and other income	8	6
Interest expense	(13)	(30)

Net income (loss)	$6,223	$(2,664)

Basic net income (loss) per share	$0.25	$(0.17)

Diluted net income (loss) per share	$0.24

Shares used in computing net income (loss) per share
Basic	24,623	15,796

Diluted	25,896

Balance Sheets
(amounts in thousands)

	September 30,	June 30,
	2010	2010
	(unaudited)
Assets
Cash and cash equivalents	$14,894	$6,561
Accounts receivable	364	376
Inventories	851	1,131
Other assets	1,485	1,723

Total assets	$17,594	$9,791

Liabilities and stockholders’ equity
Accounts payable and other liabilities	$1,273	$1,511
Short term debt	—	1,400
Deferred revenue	1,366	403
Stockholders’ equity	14,955	6,477

Total liabilities and stockholders’ equity	$17,594	$9,791